                                                                   EXHIBIT 10.16

                           SECOND AMENDED AND RESTATED
                                 PROMISSORY NOTE

                                                                  April 1, 2003
$3,500,000.00                                              Southfield, Michigan

                  FOR VALUE RECEIVED, the undersigned ("OBLIGOR") promise(s) to pay to the order of Fifth Third Bank (formerly Old Kent Bank) ("PAYEE"), the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) and interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the unpaid outstanding balance at a variable rate per annum of 0.25% below the Index Rate (as defined below) from time to time in effect until and after maturity. The interest rate on this Note shall be adjusted contemporaneously with each change in Payee's announced "prime" rate to the specified percentage below the Index Rate in effect on the date of adjustment.

                  Interest only shall be charged monthly to Obligor's checking account no. 7511748571. If any installment of principal or interest is not paid within (10) ten days after it is due, Obligor shall immediately pay to the holder of this Note a late charge in an amount equal to the greater of $50.00 or one-tenth (1/10th) of one percent (1%) of the unpaid principal balance as of the date of the late charge is assessed. This is in addition to the holder's other rights and remedies for default in payment of an installment of interest when due.

                  INDEX RATE. As used in this Note, "INDEX RATE" means the rate of interest announced from time to time by Payee, as its "prime" interest rate.

                  EXPENSES. Obligor shall reimburse Payee for all reasonable and actual out-of-pocket expenses that have been or in the future are incurred by Payee in connection with making the loan evidenced by this Note and any renewals, extensions or modifications of it and in connection with taking any security for it, including, without limitation, filing fees, attorney fees and expenses and costs of credit reports, appraisals and the like.

                  LINE OF CREDIT. The principal of this Note may be borrowed, repaid and reborrowed by Obligor from time to time, subject to the provisions of the Agreement (as hereinafter defined). Payee's records shall be prima facie evidence of all loans and repayments and of the indebtedness outstanding under this Note at any time.

                  SECURITY. This Note and all obligations of Obligor under it are secured by the Agreement (as hereinafter defined), any and all security agreements, guaranties, mortgages, pledge agreements, assignments and all other agreements and instruments that have been or in the future are given by Obligor or any third party to Payee ("SECURITY DOCUMENTS"), including, but not limited to, Security Documents given in connection with or referred to in any prior promissory notes given to Payee by any Obligor and Security Documents that secure any present or future guaranty of all or part of the indebtedness evidenced by this Note. Payee shall have all of the rights and powers set forth in the Security Documents and in any other written agreements that have been or in the future are given to Payee by Obligor, as though they were fully set forth in this Note. As additional security for the payment of Obligor's obligations under this Note, Obligor grants to Payee a security interest in all tangible and intangible property of Obligor now or in the future in the possession of Payee.

                  DEFAULT AND ACCELERATION. Each of the following shall be an event of default under this Note: (i) if default occurs in the payment of any installment of principal or interest under this Note or of any late charge or out-of-pocket expense at any time owing to Payee under this Note or in the payment of any other indebtedness or obligation now or in the future owing by Obligor to Payee, as and when it shall be or become due and payable whether by acceleration or otherwise, and payee has failed to cure such default within five
(5) business days; (ii) if default occurs in the performance of any other obligation to Payee under this Note or under any other documents executed pursuant to the Loan Agreement, and default is not cured within the period provided in the Agreement (as hereinafter defined).

                  AGREEMENT. This Note is given under a certain Loan Agreement dated as of March 31, 2000 among Payee, Obligor and I-Flow Corporation, as Guarantor, as it has been or in the future is amended, extended, or replaced ("AGREEMENT"), and the holder of this Note shall have all of the rights and powers set forth in the Agreement as though they were set forth fully in this Note. Reference is made to the Agreement for a statement of the terms and conditions under which the principal of this Note and accrued interest on it may become, or may be declared to be, immediately due and payable.

                  PLACE AND APPLICATION OF PAYMENTS. Each payment upon this Note shall be made at Payee's address or any other place that the holder of this Note directs in writing. Any payment upon this Note shall be applied first to any expenses (including expenses of collection) then due and payable to Payee under this Note, then to any unpaid late charges, then to any applicable prepayment premium, then to any accrued and unpaid interest under this Note and then to the unpaid principal balance. If Obligor at any time owes the holder of this Note any indebtedness or obligation in addition to the indebtedness evidenced by this Note, and if any indebtedness owed by Obligor to the holder is then in default, then Obligor shall have no right to direct or designate the particular indebtedness or obligation upon which any payment made by, or collected from, Obligor or from any Guarantor or other security shall be applied. Obligor waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the holder.

                  SETOFF. The holder of this Note shall have the right at any time to set off any indebtedness that the holder then owes to Obligor against any indebtedness evidenced by this Note that is then due and payable.

                  REMEDIES. The holder of this Note shall have all rights and remedies provided by law and by agreement of Obligor. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if the holder sends the notice at least ten (10) days before the date of sale or other disposition. Obligor shall pay any and all reasonable and actual expenses, including reasonable attorney fees and legal expenses, paid or incurred by the holder in protecting and enforcing the rights of and obligations to the holder under any provision of this Note or any Security Document.

                  WAIVERS. No delay by the holder of this Note in the exercise of any right or remedy shall operate as a waiver of it. No single or partial exercise by the holder of any right or remedy shall preclude any other or future exercise of it or the exercise of any other right or remedy. No waiver by the holder of any default or of any provision of this Note shall be effective unless in writing and signed by the holder. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

                  Each person signing below as Obligor waives demand for payment, presentment, notice of dishonor and protest of this Note and waives all defenses based on suretyship or impairment of collateral. Each such person also consents to any extension or postponement of time of its payment, to any substitution, exchange or release of all or any part of any security given to secure this Note, to the addition of any party to it and to the release, discharge, waiver, modification or suspension of any rights or remedies against any person who may be liable for the indebtedness evidenced by this Note.

                  GENERAL. Each of the persons signing below as Obligor is primarily liable on this Note and (i) receipt of value by any one of them constitutes receipt of value by both or all of them, (ii) their liability on this Note is joint and several, and (iii) the term "OBLIGOR" means each of them and all of them. In this Note, "MATURITY" means the time when the entire remaining unpaid principal balance shall be or shall become due and payable for any reason, including acceleration as provided above.

                  APPLICABLE LAW AND JURISDICTION. This Note shall be governed by and interpreted according to the laws of the State of Michigan, without giving effect to principles of conflict of laws. Obligor irrevocably agrees and consents that any action against Obligor for collection or enforcement of this Note may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes, Oakland County, Michigan, and that any such court shall have personal jurisdiction over Obligor for purposes of such action.

                  AMENDMENT AND RESTATEMENT. This Note is not a new Note, but amends and restates that certain Amended and Restated Promissory Note (the "Prior Note") given by the undersigned on April 1, 2002. This Note does not constitute the extinguishment of the Prior Note, but represents a continuation of the Prior Note. Any security interests granted or reaffirmed to Payee by any of the other parties to secure the Prior Note or any other prior notes given by the undersigned continue to secure this Note.

                                        INFUSYSTEM, INC.

                                        By: ____________________________________
                                            Steve Watkins
                                        Its: President